EXHIBIT 99.1

Onto Innovation Reports

2023 Third Quarter Results

Wilmington, Mass., November 9, 2023 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the third fiscal quarter of 2023.

Third Quarter Financial Highlights

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Revenue of $207 million was impacted by approximately $10 million as a result of two delayed lithography system shipments to chiplet substrate manufacturers.
•
GAAP gross margin and non-GAAP gross margin of 52%.
•
GAAP operating income of $34 million and GAAP net income of $36 million.
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Non-GAAP operating income of $50 million and non-GAAP net income of $48 million.
•
GAAP diluted earnings per share of $0.73 and non-GAAP diluted earnings per share of $0.96.

Third Quarter Business Highlights

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Specialty and advanced packaging grew 19%, setting a new quarterly record of $135 million.
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Dragonfly® G3 shipments to support AI packaging increased over 50% above the prior quarter.
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Newly released Element™ S system was delivered to five new customers for SiC wafers with global acceptance including several markets.
•
A new customer placed an order for a JetStep® lithography system specially modified to support development of glass core substrate packaging solutions.
•
Multiple Iris™ planar films metrology systems ordered for a GAA logic pilot line.

Michael Plisinski, chief executive officer of Onto Innovation, commented, “We are proud of our longstanding partnerships with the market leaders enabling the new era of AI through their innovations in 3D and 2.5D packaging. By delivering comprehensive integrated inspection and metrology solutions, we are helping our partners gain the insights necessary to ramp these complex interconnects critical to the performance required to support novel high performance compute architectures. We are optimistic for the continuation of this trend into 2024 based on recent Gartner data forecasting AI processor unit growth to more than double in 2024 followed by another 85% growth in 2025.”

Onto Innovation Inc.
Key Quarterly Financial Data

(In thousands, except per share amounts)

US GAAP
	September 30, 2023	July 1, 2023	October 1, 2022
Revenue	$207,185	$190,662	$254,253
Gross profit margin	52%	53%	55%
Operating income	$34,006	$24,807	$59,307
Net income	$35,886	$25,896	$52,215
Net income per diluted share	$0.73	$0.53	$1.05

US NON-GAAP
	September 30, 2023	July 1, 2023	October 1, 2022
Revenue	$207,185	$190,662	$254,253
Gross profit margin	52%	53%	55%
Operating income	$49,592	$40,565	$78,252
Net income	$47,613	$38,754	$67,495
Net income per diluted share	$0.96	$0.79	$1.35

Outlook

For the fourth fiscal quarter ending December 30, 2023, the Company is providing the following guidance:

•
Revenue is expected to be in the range of $200 to $216 million.
•
GAAP diluted earnings per share is expected to be in the range of $0.58 to $0.78.
•
Non-GAAP diluted earnings per share is expected to be in the range of $0.90 to $1.10.

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, November 9, 2023, to discuss its third quarter 2023 financial results and other matters in greater detail. To participate in the call, please dial (888) 394-8218 or International: +1 (646) 828-8193 and reference conference ID 8377881 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP gross margin as a percentage of revenue, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue, which exclude amortization of intangibles, merger and acquisition-related expenses and benefits, litigation expenses and restructuring costs. Non-GAAP gross margin as a percentage of revenue, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of intangibles: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring expenses: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Litigation expenses: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include, but are not limited to, statements regarding Onto Innovation’s business momentum and future growth; technology development, product introduction and acceptance of our products and services; Onto Innovation’s manufacturing practices and ability to deliver both products and services consistent with our customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s future quarterly financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes or conflicts on the Company's global operations; its ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies, such as the COVID-19 pandemic, on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 31, 2022, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance, or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; elemental layer composition; overlay metrology; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. With headquarters and manufacturing in the U.S., Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Michael Sheaffer

+1.919.750.6732

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	September 30, 2023	December 31, 2022

ASSETS
Current assets
Cash, cash equivalents and marketable securities	$629,664	$547,784
Accounts receivable, net	209,520	241,395
Inventories	346,055	324,282
Prepaid and other assets	35,963	21,411
Total current assets	1,221,202	1,134,872
Net property, plant and equipment	104,184	91,980
Goodwill and intangibles, net	496,535	538,008
Other assets	40,267	30,003
Total assets	$1,862,188	$1,794,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$83,797	$103,362
Other current liabilities	51,961	57,196
Total current liabilities	135,758	160,558
Other non-current liabilities	30,288	37,879
Total liabilities	166,046	198,437
Stockholders’ equity	1,696,142	1,596,426
Total liabilities and stockholders’ equity	$1,862,188	$1,794,863

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenue	$207,185	$254,253	$597,012	$751,913
Cost of revenue	100,333	115,404	284,724	349,914
Gross profit	106,852	138,849	312,288	401,999
Operating expenses:
Research and development	26,136	32,150	80,421	84,128
Sales and marketing	14,755	16,769	46,416	49,314
General and administrative	18,131	16,801	56,130	51,594
Amortization	13,824	13,822	41,473	41,461
Total operating expenses	72,846	79,542	224,440	226,497
Operating income	34,006	59,307	87,848	175,502
Interest income, net	5,694	1,516	13,900	2,554
Other expense, net	(1,001)	(962)	(2,992)	(2,025)
Income before income taxes	38,699	59,861	98,756	176,031
Provision for income taxes	2,813	7,646	7,906	18,911
Net income	$35,886	$52,215	$90,850	$157,120
Earnings per share:
Basic	$0.73	$1.05	$1.86	$3.17
Diluted	$0.73	$1.05	$1.84	$3.15
Weighted average shares outstanding:
Basic	49,043	49,680	48,933	49,582
Diluted	49,401	49,949	49,259	49,928

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenue	$207,185	$254,253	$597,012	$751,913
Gross profit	$106,893	$138,844	$314,688	$401,983
Gross margin as percentage of revenue	52%	55%	53%	53%
Operating expenses	$57,301	$60,592	$175,636	$176,371
Operating income	$49,592	$78,252	$139,052	$225,612
Operating margin as a percentage of revenue	24%	31%	23%	30%
Net income	$47,613	$67,495	$131,413	$197,124
Net income per diluted share	$0.96	$1.35	$2.67	$3.95

RECONCILIATION OF GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
U.S. GAAP gross profit	$106,852	$138,849	$312,288	$401,999
Pre-tax non-GAAP items:
Merger and acquisition related expenses	41	(5)	121	(16)
Restructuring expenses	—	—	2,279	—
Non-GAAP gross profit	$106,893	$138,844	$314,688	$401,983
U.S. GAAP gross margin as a percentage of revenue	52%	55%	52%	53%
Non-GAAP gross margin as a percentage of revenue	52%	55%	53%	53%
U.S. GAAP operating expenses	$72,846	$79,542	$224,440	$226,497
Pre-tax non-GAAP items:
Merger and acquisition related expenses	834	4,016	2,235	5,335
Restructuring expenses	—	—	3,226
Litigation expenses	887	1,112	1,870	3,330
Amortization of intangibles	13,824	13,822	41,473	41,461
Non-GAAP operating expenses	57,301	60,592	175,636	176,371
Non-GAAP operating income	$49,592	$78,252	$139,052	$225,612
GAAP operating margin as a percentage of revenue	16%	23%	15%	23%
Non-GAAP operating margin as a percentage of revenue	24%	31%	23%	30%

ONTO INNOVATION INC.

RECONCILIATION OF GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
U.S. GAAP net income	$35,886	$52,215	$90,850	$157,120
Pre-tax non-GAAP items:
Merger and acquisition related expenses	875	4,011	2,356	5,319
Restructuring expenses	—	—	5,505	—
Litigation expenses	887	1,112	1,870	3,330
Amortization of intangibles	13,824	13,822	41,473	41,461
Net tax provision adjustments	(3,859)	(3,665)	(10,641)	(10,106)
Non-GAAP net income	$47,613	$67,495	$131,413	$197,124
Non-GAAP net income per diluted share	$0.96	$1.35	$2.67	$3.95

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FOURTH QUARTER 2023

GAAP TO NON-GAAP GUIDANCE

	Low	High
Estimated GAAP net income per diluted share	$0.58	$0.78
Estimated non-GAAP items:
Amortization of intangibles	0.28	0.28
Merger and acquisition related expenses	0.01	0.01
Litigation expenses	0.08	0.08
Restructuring expenses	0.03	0.03
Net tax provision adjustments	(0.08)	(0.08)
Estimated non-GAAP net income per diluted share	$0.90	$1.10

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